Exhibit 3.121

State of Maine

Department of the Secretary of State

I, the Secretary of State of Maine, certify that according to the provisions of the Constitution and Laws of the State of Maine, the Department of the Secretary of State is the legal custodian of the Great Seal of the State of Maine which is hereunto affixed and that the paper to which this is attached is a true copy from the records of this Department.

In testimony whereof, I have caused the Great Seal of the State of Maine to be hereunto affixed. Given under my hand at Augusta, Maine, this twenty-first day of October 2015.
/s/ Matthew Dunlap

Matthew Dunlap
Secretary of State

Authentication: 4667-259	- 1 -	Wed Oct 21 2015 16:56:58

DOMESTIC BUSINESS CORPORATION
STATE OF MAINE
ARTICLES OF INCORPORATION
Minimum Fee $105. (See §1403 sub-§§1 and 2)
File No. 19981394 D Pages 3 Fee Paid $105.00 CN 1980221500006 ARTI FILED 01/16/1998
Check box only if applicable
This is a professional service corporation
Formed pursuant to is MRSA Chapter 22. Deputy Secretary of State
A True Copy When Attested By Signature Deputy Secretary of State
1198023/000/00/015_000
Pursuant to 13-A MRSA §403, the undersigned, acting as incorporator(s) of a corporation, adopt(s) the following Articles of Incorporation:
FIRST: The name of the corporation is Discovery House of Central, Maine, Inc. and its principal business location in Maine is 13 Bay Street, Unit 2, Winslow, ME 04901 (physical location - street (not P.O. Box), city, state and zip code)
SECOND: The name of its Clerk, who must be a Maine resident, and the registered office shall be:
Kenneth W. Lehman
(name)
100 Middle Street, Portland, Maine 04101
(physical location - street (not P.O. Box), city, state and zip code) PO Box 9729, Portland, Maine 04104-5029
(mailing address if different from above)
THIS FORM MUST BE ACCOMPANIED BY FORM MBCA-18A (Acceptance of Appointment as Clerk §304.2-A.).
THIRD: (“X” one box only)
x A. 1. The number of directors constituting the initial board of directors of the corporation is –1– (See §703.1.A.)
2. If the initial directors have been selected, the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and shall qualify are:
NAME ADDRESS
Not Yet Selected
3. The board of directors x is is not authorized to increase or decrease the number of directors.
4. If the board is so authorized, the minimum number, if any, shall be –1– directors, (See §703.1.A.) and the maximum number, if any, shall be –15– directors.
B. There shall be no directors initially; the shares of the corporation will not be sold to more than twenty (20) persons; the business of the corporation will be managed by the shareholders. (See §701.2.)
Authentication: 4667-259 - 2 - Wed Oct 21 2015 16:56:58